                                                                     Exhibit 4.6


                            CERTIFICATE OF AMENDMENT
                                       TO
                              CERTIFICATE OF TRUST
                                       OF
                            METLIFE CAPITAL TRUST III


            THIS Certificate of Amendment to Certificate of Trust of MetLife Capital Trust III (the "Trust"), is being duly executed and filed by the undersigned trustee to amend the Certificate of Trust of the Trust, dated May 17, 2001 (the "Certificate of Trust"), pursuant to the Delaware Statutory Trust Act (12 Del. C. Section 3801, et seq.)(the "Act").

            1. Name. The name of the statutory trust is MetLife Capital Trust
III.

            2. Amendment to Certificate of Trust. The Certificate of Trust is hereby amended by amending and restated Section 2 thereof in its entirety as follows:

            "2. Delaware Trustee. The name and business address of the trustee of the Trust with a principal place of business in the State of Delaware is:

                             Chase Manhattan Bank USA, National Association 500 Stanton Christiana Road
                             OPS4 / 3rd Floor
                             Newark, Delaware 19713
                             Attn:  Institutional Trust Services"

            3. Effective Date. This Certificate of Amendment shall be effective upon filing.

            IN WITNESS WHEREOF, the undersigned trustee of the Trust has executed this Certificate of Amendment in accordance with Section 3811(a)(2) of the Act.



                                     CHASE MANHATTAN BANK USA, NATIONAL
                                     ASSOCIATION,
                                     not in its individual capacity but
                                     solely as trustee




                                     By: /s/ John J. Cashin
                                         --------------------------------------
                                          Name: John J. Cashin
                                          Title: Vice-President